Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 of Power3 Medical Products, Inc. (the “Company”), Registration Nos. 333-151466 and 333-158685, of our report dated April 13, 2010, relating to the Company’s financial statements appearing in Form 10-K for each of the years ended December 31, 2009 and 2008.

/s/M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 15, 2010